UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2009

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

________________________N/A_______________________
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On January 12, 2009, Wilson Family Communities, inc., (“WFC”), a wholly-owned subsidiary of Green Builders, Inc. (the “Company”), the Company and Graham Mortgage Corporation (“Graham”) entered into two Modification and Forbearance Agreements (each, a “Modification” and together, the “Modifications”) relating to two separate properties (each, a “Mortgaged Property” and together, the “Mortgaged Properties”) owned by WFC and each subject to a promissory note (each, a “Note” and together, the “Notes”) in the amount of $7,300,000 and $4,300,000, respectively, held by Graham.

Pursuant to the Modifications, all principal and accrued interest under the Notes as of December 31, 2008 shall be due and payable on December 31, 2009.  During 2009, WFC shall pay interest in an amount equal to 2% per annum of the principal amount of each Note (the “Modified Interest Payments”) and Graham shall be entitled to an additional payment equal to 12% of the principal amount of each Note that shall be due on December 31, 2009 (the “Additional Interest Payment”).  Pursuant to the Modifications, WFC has agreed to use is commercially reasonable efforts to market the Mortgaged Properties during 2009 and has agreed to accept any offer for either Mortgaged Property for an amount that allows WFC to pay the Note applicable to such Mortgaged Property in full (including the payment of all accrued interest as of December 31, 2008 and the Additional Interest Payment).  In the event either Mortgaged Property is not sold by December 31, 2009, WFC will release a Deed (in Lieu of Foreclosure) for such Mortgaged Property to Graham and, provided that WFC has paid all Modified Interest Payments and all taxes owed on the Mortgaged Property, the acceptance of such the Deed (in Lieu of Foreclosure) by Graham shall constitute payment in full of the Note.  As consideration for entering into the Modifications, the Company, which is a guarantor under the Notes, has agreed to issue warrants to Graham to purchase an aggregate of 3% of the Company’s issued and outstanding stock as of December 31, 2009 for an exercise price $5.00 per share.  The guaranty by the Company shall be released either upon the payment in full of the Notes or the release of the Deeds (in Lieu of Foreclosure) to Graham.

The above description of the material terms of the Modifications are not a complete statement of the parties’ rights and obligations with respect to the agreements. The above statements are qualified in their entirety by reference to the Modifications, a copy of which are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01          Financial Statements and Exhibits.
(d)
Exhibit No.	Description
10.1	Modification and Forbearance Agreement dated January 12, 2009 by and among Registrant, Wilson Family Communities, Inc. and Graham Mortgage Corporation.
10.2	Modification and Forbearance Agreement dated January 12, 2009 by and among Registrant, Wilson Family Communities, Inc. and Graham Mortgage Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.

Dated: January 15, 2009	By:	/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer